BARBADOS.

                          The Companies Act - Cap. 308

                                  By-Law No. 1

          A By-Law relating generally to the conduct of the affairs of
                         Integon Re (Barbados), Limited

Be it enacted as the general by-law of Integon Re (Barbados), Limited (hereinafter called the "Company") as follows:

1. INTERPRETATION

1.1 In this by-law and all other by-laws of the Company, unless the context otherwise requires

     (a) "Act" means the Companies Act 1982 as from time to time amended and every statute substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

     (b) "Regulations" means any Regulations made under the Act, and every regulation substituted therefor and, in the case of such substitution, any references in the bylaws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new Regulations;

     (c) "By-laws" means any by-law of the Company from time to time in force;

     (d) all terms contained in the by-laws and defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

     (e) the singular includes the plural and the plural includes the singular, the masculine gender includes the feminine and neuter genders; the word "person" includes bodies corporate, companies, partnerships, syndicates, trusts and any association of persons and the word "individual" means a natural person.

2. REGISTERED OFFICE

2.1 The registered office of the Company shall be in Barbados at such address as the directors may fix from time to time by resolution.

3. SEAL

3.1 The common seal of the Company shall be such as the directors may by resolution from time to time adopt.

4. DIRECTORS

4.1 Powers: Subject to any unanimous shareholders agreement, the business and affairs of the Company shall be managed by the directors.


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4.2 Number: There shall be six directors one of whom must be a resident citizen of Barbados. If there is no series of participating shares issued, the number of directors shall be five. At any time after the first series of participating shares is issued and prior to the election of a director by the holders of participating shares, the directors then serving may, put are not bound to, appoint a person who is a holder of participating shares as a director.

4.3 Nomination of director to represent participating shareholders: There shall be a nominating committee of the directors consisting of the director representing the holders of the participating shares and two of the directors elected by the holders of common shares. The duties of such committee shall be limited to the nomination of a person who may not be an incumbent director to stand for election as a director by the holders of the participating shares at the next annual meeting. The nominating committee shall notify the secretary of the name of its nominee not less than thirty days prior to the meeting at which such nominee shall be considered for election.

     Holders of at least two series of participating shares also can nominate a holder of participating shares to stand for election as director, subject also to the requirement that such nominee not be an incumbent director and that the secretary be notified in writing of such nomination not less than 10 ten days prior to meeting at which such nominee shall be considered for election.

4.4 Election: Five directors shall be elected by the holders of the common shares and one director shall be elected by the holders of the participating shares. The directors shall be elected on a show of hands unless a ballot is demanded in which case such election shall be by ballot.

4.5 Tenure: Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following or until his successors are elected or appointed, whichever shall last occur, but a director elected by holders of the common shares shall be eligible for reelection if qualified.

4.5.1 A director shall cease to be a director:

     (a) if he becomes bankrupt or compounds with his creditors or is declared insolvent;
     (b) if he is found to be of unsound mind; or
     (c) if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice, whichever is later.

4.5.2 The shareholders of a class of shares of the Company may, by ordinary resolution passed at a special meeting of such shareholders, remove any director elected by the holders of that class of shares from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders of such class at which the director is removed.

4.6 Casual vacancy among the directors: Where there is any vacancy or vacancies among the directors, the directors then in office may exercise all of the powers of the directors so long as a quorum of the directors remain in office. Any vacancy occurring among the directors may be filled, for the remainder of the term, by such directors.

4.7 Committee of directors: The directors may appoint from among their number a committee or committees and subject to section 80(2) of the Act may delegate to such committee or committees any of the powers of the directors. Non-directors may be appointed to serve on such committees.


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5. BORROWING POWERS OF DIRECTORS

5.1  The directors may from time to time pursuant to a duly adopted resolution:

     (a) borrow money upon the credit of the Company;
     (b) issue, reissue, sell or pledge debentures of the Company;
     (c) subject to section 53 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person and;
     (d) mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

5.2 The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 5.1 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

5.3 The powers conferred by paragraph 5.1 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

6. MEETINGS OF DIRECTORS

6.1 Place of meeting: Meetings of the directors and of any committee of the directors may be held within or outside Barbados provided that no such meeting shall be held in the United States of America and a majority of meetings held each year shall be in Barbados.

6.2 Notice: A meeting of the directors may be convened at any time by any director or the secretary, when directed or authorised by any director. Subject to subsection 76(1) of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 18.1 hereof not less than fifteen days exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver or notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.2 It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders or the appointment to fill a vacancy among the directors.

6.3 Quorum: Two directors elected by the holders of the common shares of the Company shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

6.3.1 A director may, if all the directors consent, participate in a meeting of directors or of any committee of the directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting and such meeting shall be deemed to be held in Barbados, provided that at least two directors are together in Barbados.



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6.4 Voting: Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the Chairman of the meeting in addition to his original vote shall have a second or casting vote.

6.5 Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or any committee of the directors is as valid as if it had been passed at a meeting of the directors or any committee of the directors.

7. REMUNERATION OF DIRECTORS

7.1 The directors, other than the director who is a resident citizen of Barbados, shall serve without remuneration. The remuneration to be paid to the director who is a resident citizen of Barbados shall be such as the shareholders may from time to time determine. The directors may award special remuneration to any director undertaking any special services on the Company's behalf other than the routine work ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their reasonable travelling and other expenses properly incurred by them in connection with the affairs of the Company as the Board may from time to time determine.

8. SUBMISSION OF CONTRACTS OR TRANSACTIONS To SHAREHOLDERS FOR APPROVAL

8.1 The directors in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 89 of the Act, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting unless any different or additional requirement is imposed by the Act or by the Company's articles or any other by-law shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

9. FOR THE PROTECTION OF THE DIRECTORS AND OFFICERS

9.1 No director or officer of the Company shall be liable to the Company for:

(a) the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

(b) any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

(c) the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;

(d) any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whore any moneys, securities or effects shall be lodged or deposited;

(e) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company;



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(f) any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2 Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.

9.2.1 The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorised or approved by the directors.

9.2.2 If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not disentitle such director or officer of such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

10. INDEMNITIES TO DIRECTORS AND OFFICERS

10.1 The Company shall indemnify and advance expenses to every director, officer and employee in the manner and to the full extent permitted by the Act, against any and all judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys-at-law fees, incurred by such person in connection with any claim, action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or shareholder of any other corporation, partnership, joint venture, trust, enterprise or organisation.

10.2 The rights of indemnification provided by paragraph 10 hereof shall not be exclusive to any rights to which any such director, officer or employee may otherwise be entitled by reason of contract or statute. Nor shall the indemnification provided herein be deemed to limit the right of the Company to indemnify any other person to the full extent permitted by law.

10.3 The directors may, to the full extent permitted by the Act, authorise an appropriate officer or officers to purchase and maintain at the Company's expense insurance (i) to indemnify the Company for any obligation which it incurs as a result of the indemnification of the directors, officers and employees under the provisions of paragraph 10 hereof, and (ii) to indemnify directors, officers and employees in the instances in which they may not otherwise be indemnified by the Company under the provisions of paragraph 10 hereof.

10.4 Nothing contained in paragraph 10 hereof shall be construed to permit indemnification of any director, officer or employee for any costs, losses and expenses which any such person may incur or become liable for by reason of any contract entered into, or act or thing done or omitted to be done by him in performance of his office or in any way in the discharge of his duties, if the same happens through his not acting in good faith and in the best interests of the Company.


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11. OFFICERS

11.1 Appointment: The directors shall as often as maybe required appoint a Secretary and, if deemed advisable, may as often as may be required appoint any or all of the following officers: a Chairman, a Deputy-Chairman, a Managing Director, a President, one or more Executive Vice-Presidents, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries or one or more Assistant Treasurers. A director may be appointed to any office of the Company but none of the officers except the Chairman, the Deputy-Chairman, the Managing Director, and the President need be a director. Two or more of the aforesaid offices may be held by the same person In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers and agents as they deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the directors.

11.2 Remuneration: The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

11.3 Powers and Duties: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.

11.4 Delegation: In case of the absence or inability to act of any officer of the Company except a Managing Director or for any other reason that the directors may deem sufficient the directors may delegate all or any of the powers of such officer to any other officer or to any director.

11.5 Chairman: A Chairman shall be the chief executive officer of the Company and shall, when present, preside at all meetings of the directors, and any committee of the directors or the shareholders.

11.6 Deputy-Chairman: If the Chairman is absent or is unable or refuses to act, the Deputy-Chairman if any shall, when present, preside at all meetings of the directors, and any committee of the directors or the shareholders.

11.7 Managing Director: A Managing Director shall exercise such powers and have such authority as may be delegated to him by the directors in accordance with the provisions of section 80 of the Act.

11.8 President: A President shall be vested with and may exercise all the powers and shall perform all the duties of a Chairman and Deputy-Chairman if none be appointed or If the Chairman and Deputy-Chairman are absent or are unable or refuse to act.

11.9 Executive Vice-President: An Executive Vice-President shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the president.

11.10 Vice-President: A Vice-President shall be vested with such powers and shall perform such duties as the directors may prescribe.

11.11 Secretary: The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and the shareholders when directed to do so and shall have charge of the minute books and seal of the Company and, subject to the provisions of paragraph 14.1 hereof, of the records other than accounting records referred to in section 170 of the Act.


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11.12 Treasurer: Subject to the provisions of any resolution of the directors, a
Treasurer shall have the care and custody of ail the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depository or depositories as the directors may direct. He shall keep or cause to be kept the accounting records referred to in section 172 of the Act. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

11.13 Assistant Secretary and Assistant Treasurer: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

11.14 General Manager or Manager: The directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Company except such matters and duties as by law must be transacted or performed by the directors or by the shareholders and to employ and discharge agents and employees of the Company or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the directors of the Company and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Company. Any agent or employee appointed by the General Manager or Manager may be discharged by the directors.

11.15 Vacancies: If the office of any officer of the Company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to till such vacancy.

12. SHAREHOLDERS' MEETINGS

12.1 Annual Meeting: Subject to the provisions of section 105 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Barbados.

12.2 Special Meetings: Special meetings of the shareholders may be convened by order of the Chairman, the Deputy-Chairman, the Managing Director, the President, an Executive Vice-President, a Vice-President or by the directors at any date and time and at any place within Barbados.

12.2.1 The directors shall, on the requisition of the holders of not less than five percent of the issued shares of the Company that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of shareholders, and in the case of such requisition the following provisions shall have effect:

(1) The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

(2) If the directors do not, within twenty-one days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any of them may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.


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(3) Unless subsection 3 of section 129 of the Act applies, the directors shall be deemed not to have duly convened the meeting if they do not give such notice as is required by the Act within fourteen days from the deposit of the requisition.

(4) Any meeting convened under this paragraph by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and divisions E and F of Part 1 of the Act.

(5) A requisition by joint holders of shares must be signed by all such holders.

12.3 Notice: A printed, written or typewritten notice stating the day, hour and place or meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in paragraph 18.1 hereof, not less than twenty-one days or more than fifty days in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting.

12.4 Waiver of Notice: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.5 Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

12.6 Votes: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote on the question has demanded a ballot and, if the articles so provide, in the case of an equality of votes the Chairman of the meeting shall on a ballot have a casting vote in addition to any votes to which he may be otherwise entitled.

12.6.1 On every question on which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder shall, subject to the articles, have one vote for every share held by the shareholder.

12.6.2 At any meeting unless a ballot is demanded, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

12.6.3 When the Chairman, the Deputy-Chairman, the President, the Executive Vice-President and the Vice-President are absent, the persons who are present and entitled to vote shall choose another director as Chairman of the meeting but if no director is present or all the directors present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be Chairman.

12.6.4 A ballot may, either before or after any vote by a show of hands, be demanded by any person entitled to vote on the question. If at any meeting a ballot is demanded on the election of a Chairman or


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on the question of adjournment it shall be taken forthwith without adjournment.
If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the Chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

12.6.5 If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares but if two or more of those persons who are present, in person or by proxy, vote, they must vote as one on the shares jointly held by them.

12.7 Proxies: Votes at meeting of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorised by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company.

12.7.1 A proxy shall be executed by the shareholder of his attorney authorised in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

12.7.2 A person appointed by proxy need not be a shareholder.

12.7.3 Subject to the provisions of part v of the regulations, a proxy may be in the following form:

The undersigned shareholder or Integon Re (Barbados), Limited hereby appoints
                            of                                , or failing him,
                            of                                as the nominee of
the undersigned to attend and act for the undersigned and on behalf of the
undersigned at the                                   meeting of the shareholders
of the said Company to be held on the         day of             20      and at
any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof

Dated this                  day of                 20



                            Signature of Shareholder

12.8 Adjournment: The Chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

12.9 Quorum: Holders of the majority of the common shares issued and outstanding, present in person or by proxy, shall constitute a quorum for any meeting of the shareholders, except for a meeting at which the sole question to be considered is the liquidation for the Company by vote of the participating shares, in which case the holders of at least 75 percent of the issued and outstanding participating shares shall constitute a quorum.


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If a quorum is present at the opening of any meeting of the shareholders, the shareholders present of represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within 30 minutes of the time fixed for a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

12.10 Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-laws a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 128 of the Act, as valid as if it had been passed at a meeting of the shareholders.

13. SHARES

13.1 Allotment and Issuance: Subject to the Act, the articles and any unanimous shareholders agreement, shares in the capital of the Company may be allotted and issued by resolution of the directors at such time and on such terms and conditions and to such persons or class of persons as the directors determine.

13.2 Certificates: Share certificates and the form of share transfer shall subject to section 181 of the Act be in such form as the directors may by resolution approve and such certificates shall be signed by a Chairman or a Deputy-Chairman or a Managing Director or a President or an Executive Vice-President or a Vice-President and the Secretary or an Assistant Secretary holding office at the time of signing.

13.2.1 The directors or any agent designated by the directors may in their or his discretion direct the Issuance of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, upon payment of such reasonable fee and upon such terms as to Indemnity, reimbursement or expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

14. TRANSFER OF SHARES AND DEBENTURES

14.1 Transfer: Subject to the Articles, the shares or debentures of the Company may be transferred by a written instrument of transfer signed by the transferor and naming the transferee.

14.2 Registers: Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such other place in Barbados as may from time to time be designated by resolution of the directors.

14.3 Surrender of certificates: Subject to Section 179 of the Act, no transfer of shares shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

14.4 Shareholder indebted to the Company: If so provided in the Articles, the Company has a lien on a share registered in the name of a shareholder or his personal representative for a debt of that shareholder to the Company. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.


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15. DIVIDENDS

15.1 The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to the provisions of the articles and sections 51 and 52 of the Act.

15.1.1 In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

16. VOTING IN OTHER COMPANIES

16.1 All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders, debenture holders as the case may be of such other body corporate arid in such manner and by such person or persons as the directors of the Company shall from time to time determine. The officers of the Company may for and on behalf of the Company from time to time

     (a) execute and deliver proxies; and
     (b) arrange for the issuance of voting certificates or other evidence of the right to vote; in such names as they may determine without the necessity of a resolution or other action by the directors.

17. INFORMATION AVAILABLE TO SHAREHOLDERS

17.1 The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorised by the directors or by a resolution of the shareholders.

18. NOTICES

18.1 Methods of giving notice: Any notice or other document required by the Act, the regulations, the articles or the by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered personally or sent by prepaid air mail, cable or telex to any such person at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the latest notice filed under Section 66 or 74 of the Act, and to the auditor at his business address.

18.2 Waiver of notice: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

18.3 Undelivered notices: If a notice or document is sent to a shareholder or debenture holder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

18.4 Shares and debentures registered in wore than one name: All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of


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such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares or debentures.

18.5 Persons becoming entitled by operation of law: Subject to Section 184 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company, is duly given to the person from whom he derives his title to such share.

18.6 Deceased shareholders: Subject to Section 184 of the Act, any notice or other document delivered or sent by prepaid mail, cable or telex or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him whether held solely or with any other person until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

18.7 Signature to notices: The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

18.8 Computation of time: here a notice extending over a number of days or other period is required under any provisions of the articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

18.9 Proof of service: Where a notice required under paragraph 18.1 hereof is delivered personally to the person to whom it is addressed or delivered to his address as mentioned in paragraph 18.1 hereof, service shall be deemed to be at the time of delivery of such notice.

18.9.1 Where such notice is sent by post, service of the notice shall be deemed to be effected seventy-six hours after posting if the notice was properly addressed and posted by prepaid air mail.

18.9.2 Where the notice is sent by cable or telex, service is deemed to be effected on the date on which the notice is so sent.

18.9.3 A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

19. Cheques, drafts and notes

19.1 All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

20. Execution of instruments

20.1 Contracts, documents or instruments in writing requiring the signatures of two officers of the Company may be signed by:


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     (a) a Chairman, a Deputy Chairman, a Managing Director, a President, an
Executive Vice-President or a Vice-President together with the Secretary or the Treasurer, or
     (b) any two directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

20.1.2 The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officers or persons appointed pursuant to paragraph 20.1 hereof.

20.1.3   Subject to Section 134 of the Act

     (a) The Chairman together with the Secretary, or
     (b) any two directors

shall have authority to sign and execute under the seal of the Company or otherwise all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any shares, stocks, bonds, debentures, rights, warrants or other securities.

21. Signatures

21.1 The signature of a Chairman, a Deputy-Chairman, a Managing Director, a President, an Executive Vice-President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Company or of any officer or person, appointed pursuant to paragraph 20 hereof by resolution of the directors may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

22. Financial year

22.1 The directors may from time to time by resolution establish the financial year of the Company.

     Enacted this 13th day of March, 2000.


     /s/ Ronald W. Jones
     --------------------------
         Ronald W. Jones                 Secretary
         Vice President-Finance


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